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                                                 For NYSE Symbols SDP & SDP.PR


FOR IMMEDIATE RELEASE

Contact:   Joseph M. Corvino
           (215) 282-1290


                  SUNSOURCE ACQUIRES AXXESS TECHNOLOGIES, INC.

     Strategic Acquisition Will Broaden Opportunities For The Hillman Group

        PHILADELPHIA, PA, April 7, 2000 - SunSource Inc (NYSE: SDP & SDP.PR) reported today that it has completed the acquisition of Axxess Technologies, Inc. of Tempe, Arizona, which was previously announced at the end of October 1999.

        Axxess is a manufacturer and marketer of key duplication and identification systems. These include the patented Axxess Precision Key Duplication System(TM), the Quick-Tag(TM) engraving vending systems for pet, luggage and identification tags and the Cole(R) brand letters, numbers and signs
(LNS) program. Its current customers include mass market retailers such as Wal-Mart, Lowe's, and PETsMART which fit well with SunSource's Hillman Group whose hardware, keys and LNS product lines sell principally into hardware stores in addition to other national retailers.

        The transaction is being structured as a purchase of 100% of the stock of the privately-held company and repayment of outstanding Axxess debt in exchange for $87 million in cash and $23 million in subordinated notes.

        Maurice P. Andrien, Jr., SunSource President and Chief Executive Officer, said that Axxess will operate within The Hillman Group with Axxess' current CEO, Stephen Miller, along with other key management, remaining in their current positions.

        "The combined companies' revenues in 1999 were $234 million which represents a compound annual growth rate of about 25% since 1994. Moreover, the two businesses are expected to complement each other in key duplication, identification systems, fasteners and related hardware items," Andrien noted.
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        "This acquisition should be viewed as confirming SunSource's intention to build its core businesses to strengthen shareholder value while carefully monitoring our overall financial leverage," Mr. Andrien said.

        "We believe Hillman will benefit from the synergies resulting from integrating the Axxess technology and customer base," said Mr. Miller, CEO of Axxess.

        Max W. Hillman, Chief Executive Officer of The Hillman Group, said "Axxess is well known for its innovative, consumer-oriented technologies which are patent-protected."

        SunSource Inc. is one of the nation's leading providers of value-added services and products to retail and industrial markets in North America. The Company's SunSource Technology Services business provides parts supply, engineering and repair services throughout the U.S. and Canada. The Company's Hillman Group subsidiary is a leading provider to hardware and other retail outlets of merchandising systems, in-store service work and small parts including fasteners, keys and identification items such as letters, numbers and signs. The Company's Integrated Supply business provides comprehensive inventory management services for maintenance, repair and operating supplies in the U.S. and Mexico. The Company's Kar Products affiliate offers distribution of maintenance and repair parts and personalized inventory management services.




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This press release contains statements by the Company that involve risks and uncertainties and may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current views and are based upon certain assumptions relating to the success of the acquisition, cost reductions related to integration of the two companies, strategic growth plans and overall economic conditions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the captions "Risk Factors"--Risks Associated with Acquisitions set forth in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Furthermore, the Company disclaims any obligation or intent to update any such forward-looking statement to reflect future events or developments.

        For more information on the Company, please visit our website at
                               www.prnewswire.com